UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 21, 2010
(May 18, 2010)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.  Submission of Matters to a Vote of Security Holders.

PNM Resources, Inc.  (“PNMR”) held its Annual Meeting of Stockholders (the “Meeting”) on May 18, 2010. At the Meeting, PNMR’s stockholders voted on the election of the ten nominated directors to serve for the ensuing year, and on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as PNMR’s independent public accountants for the year ending December 31, 2010.

As of March 29, 2010, the record date for the Meeting, there were 86,673,174 shares of PNMR’s common stock and 477,800 shares of PNMR’s Convertible Preferred Stock, Series A ( “preferred stock”)  outstanding and entitled to vote at the Meeting. The preferred stockholders are entitled to vote together with the holders of common stock on all matters which are voted on by PNMR’s common stockholders, except the election of directors.  Each share of preferred stock was entitled to 10 votes at the Meeting because each share of preferred stock is convertible into 10 shares of common stock, subject to certain anti-dilution adjustments.

All matters voted on at the Meeting were approved by PNMR’s stockholders. Set forth below are the final voting results for each of the proposals submitted to a vote of PNMR’s stockholders at the Meeting.

At the Meeting, PNMR’s common stockholders elected, by the vote indicated below, the following ten persons as directors, each to serve as such until PNMR’s annual meeting of stockholders to be held in 2011:

Director	Votes For	Votes Withheld	Broker Non-Votes
Adelmo E. Archuleta	70,237,100	1,410,425	8,105,908
Patricia K. Collawn	70,137,542	1,509,983	8,105,908
Julie A. Dobson	62,179,324	9,468,201	8,105,908
Robert R. Nordhaus	70,224,349	1,423,176	8,105,908
Manuel T. Pacheco, Ph.D	62,143,383	9,504,142	8,105,908
Bonnie S. Reitz	62,121,848	9,525,677	8,105,908
Donald K. Schwanz	69,674,804	1,972,721	8,105,908
Jeffry E. Sterba	69,467,866	2,179,659	8,105,908
Bruce W. Wilkinson	70,235,002	1,412,523	8,105,908
Joan B. Woodard, Ph.D	62,185,664	9,461,861	8,105,908

At the Meeting, PNMR’s common and preferred stockholders, voting together, approved the proposal to ratify the appointment of Deloitte & Touche LLP to serve as PNMR’s independent public accountants for the year ending December 31, 2010, by the vote indicated below:

Votes For	Votes Against	Abstentions
84,029,633	434,193	67,607

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.

(Registrant)

Date: May 21, 2010	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)